WVT Communications Group Reports Third Quarter 2012 Financial Results

Unified Communications Revenues Increased 38%;

Conference Call Scheduled for November 12

Warwick, NY – November 9, 2012 – Warwick Valley Telephone Company (NYSE MKT: WVT) (referred to as WVT Communications Group or the Company), the parent company of leading cloud communications pioneers, today announced financial results for its third quarter ended September 30, 2012. Financial results and recent corporate development highlights include:

•	Cloud or unified communications (“UC”) revenues net of eliminations were $3.6 million in third quarter 2012, an increase of 38% from $2.6 million compared to the same period last year and 11% from the second quarter 2012, while revenue from our Telephone segment declined 19% to $3.4 million
•	Total third quarter revenues increased 3% over the same period last year
•	At over 51% of third quarter consolidated revenues, UC is now the Company’s largest segment
•	Gross profit was $3.6 million in third quarter 2012, an increase of 29% from $2.8 million in third quarter 2011 and up by 3.5% from $3.5 million in the second quarter 2012
•	Gross profit as a percentage of revenues increased to 51.4% in third quarter 2012, from 41.1% in third quarter 2011 and 50.1% in second quarter 2012
•	The Company received $3.25 million in cash distributions from Orange County-Poughkeepsie Limited Partnership (“O-P”) investment, which were recorded as other income in the third quarter of 2012
•	During the third quarter 2012, we recorded a net loss of $(922,000), or $(0.16) per common share, a lost reduction of nearly 50% from the same period last year. The Company declared quarterly cash dividend of $0.27 per common share for the third quarter of 2012
•	Transition and rebranding as leading cloud-based UC provider bolstered by new listing on NYSE MKT with ticker symbol WVT which became effective on November 6, 2012, and a successful start to transforming of the parent company into an unregulated holding company on November 1, 2012.
•	Cloud-based UC Solutions Headlines:
o	Grand opening of first Innovation Center for potential customers to experience Alteva unified communications solutions, located in new UC headquarters in Philadelphia
o	Alteva received 2012 Cloud Computing Excellence Award with Hosted VoIP Communications honored for innovation
o	Alteva received 2012 Internet Telephony Excellence Award
o	Alteva Hosted UC Services named Communications Solutions Product of the Year Award by TMC
o	Ranked #9 in North America Hosted IP Telephony/UC Services Market by Frost & Sullivan*
o	Provisioning of new customers for UC services continues at record levels

Third Quarter 2012 Results

Revenues for the three-month period ended September 30, 2012 increased 3% to $7.1 million, compared to $6.8 million for the same period in 2011.

In the first quarter of 2012, the Company realigned its segment reporting and management structure as a result of the Alteva acquisition in 2011. The Company’s segments are strategic business units that offer different products and services and are now managed as Unified Communications (“UC”) or Cloud Communications services, and Telephone. Revenues discussed in this press release for periods prior to the first quarter of 2012 have been presented on the basis of the new segment reporting.

Revenues from UC services, net of eliminations, were $3.6 million in the third quarter of 2012, an increase of 38% from $2.6 million in the prior year period. As a percentage of consolidated revenue, the UC segment contributed over 51% of revenues in the third quarter of 2012 as compared with 38% in the same period of the prior year and 47% in the second quarter of 2012. The increase in UC revenues of nearly $1 million was primarily attributable to the full quarter impact of the Company’s acquisition of Alteva on August 5, 2011, and organic unified communications services revenue growth.

Telephone services revenues net of eliminations were $3.4 million in the third quarter of 2012, a decrease from $4.2 million in the corresponding 2011 period. The Telephone segment contributed 49% of revenues in the third quarter as compared with 62% in the third quarter of 2011 and 53% in the second quarter of 2012. The decrease was primarily due to lower Universal Service Fund revenues and the termination of the Nation Rural Telecommunications Cooperative (“NRTC”) contract as of August 15, 2011. The termination of the NRTC contract changed our DIRECTV services revenue from monthly recurring to one based on sales commissions and reimbursements for installation costs and losses due to wireless substitution and competition for other triple play service providers offset by an increase in access lines rates.

Gross profit increased by 29% to $3.6 million in the third quarter of 2012 from $2.8 million in the same period of 2011. Gross profit as a percentage of revenues increased to 51.4% in the third quarter 2012 from 41.1% in the 2011 period and 50.1% in the second quarter of 2012. The improvement in gross profit in dollars as well as on a margin basis primarily reflects (i) the substantial increase in revenues contributed by the UC segment in the third quarter of 2012 compared to the same period last year, (ii) and our ability to leverage our infrastructure.

Selling, general and administrative (“SG&A”) expenses in the third quarter of 2012 increased to $6.2 million from $4.9 million in the corresponding period of 2011. The 27% increase in SG&A expenses reflects the additional operating expenses for Alteva as well as the current and ongoing requirements to support the Company’s Cloud Communications growth strategies. Included in SG&A for the three months ended September 30, 2012 was $550,000 of nonrecurring charges. These charges were primarily professional fees and other costs related to the acquisition of Alteva and the corporate restructuring.

Total other income for the three-month period ended September 30, 2012 was $2.7 million as compared to $1.3 million for the same period in 2011. This increase is primarily due to O-P distributions of $3.25 million in the third quarter of 2012 as compared with $1.3 million in the prior year period which was recorded based on the amount in excess of the Company’s share of the O-P earnings for that period as opposed to being applied to the investment account.

For the three-month period ended September 30, 2012, the Company had a net loss of $(922,000), or $(0.16) per basic and diluted share, compared to a net loss of $(1.7) million, or $(0.31) per basic and diluted share, for the three-month period ended September 30, 2011.

Dividends

The Board of Directors of WVT Communications Group declared a regular quarterly dividend of $0.27 per share on the Company’s common shares. The dividend was paid on September 28, 2012 to shareholders of record as of September 18, 2012. In addition, the Board of Directors declared the regular quarterly dividend of $1.25 per share on the outstanding 5,000 shares of the Company's 5% Preferred Shares that was paid on September 28, 2012 to shareholders of record as of September 18, 2012. Dividends distributed by the Company are paid using the cash distributions from the O-P.

Management Comments

“WVT Communications Group has made impressive progress toward our goal of transitioning into a highly prominent, fast growing cloud-based Unified Communications platform provider,” said Duane W. Albro, the Company’s Chief Executive Officer. “UC revenues contributed more than half of our quarterly consolidated revenues for the first time in the Company’s history. We are further pleased that our UC platform is well positioned for continued growth in revenue and gross margins. These are some of the business characteristics we sought as we embarked on our transformation.

“In related and supportive initiatives, WVT Communications Group became a holding company on November 1, 2012, and moved its ILEC operations to a wholly-owned subsidiary which is now subject to regulations by telecommunications governing bodies. This is being accompanied by a complete rebranding of the Company that focuses on our cloud UC platform, including the transfer of our common stock to the NYSE MKT on November 6, 2012, with WVT as our new ticker symbol that will reflect, upon shareholder approval, an official name change to WVT Communications Group.

“Our transition has further taken hold with numerous industry accolades. We have won several awards for technology innovation within the Cloud Communications industry and our executives are in high demand for speaking and conference appearances across the country. Industry analysts are taking note of us and business customers are lining up for our services. The numbers of customers in provisioning for our UC services remains at a record high level. While our UC solutions are ideal for most business customers, our efforts to target the middle market segment are showing signs of success. Given our market position and the significant leverage in our operating model, we look forward to capitalizing on the demand for our UC services.”

Conference Call

The Company will conduct a conference call to discuss third quarter results on Monday, November 12, 2012, at 9:00 a.m. eastern. Investors and other interested parties can listen to the call by dialing the participant numbers of 877-317-6789 (toll free) or 412-317-6789, no access code required, approximately 10 minutes prior to the start of the conference call. The conference call will also be webcast live on the WVT Communications Group website at www.wvtcg.com.

A replay of this conference call will also be available by dialing 877-344-7529 (toll free) or 412-317-0088, access code: 10016612, beginning 11:00 a.m. eastern on November 12 through December 3, and via the investor relations section of the Company’s website.

# # #

About WVT Communications Group

WVT Communications Group is a world technology leader in providing cloud-based Unified Communications (UC) solutions for small, medium and enterprise businesses. Founded in 1902, the Company has continued to adapt and remain on the forefront of technology, chiseling its position among the most stable and respected communications vendors around the globe. Moving forward, it is forging the new model that communications providers, large and small, are striving to emulate. WVT Communications Group is merging new innovations, such as those from Alteva and USA Datanet, with proven technology from industry leaders like Microsoft, Cisco, BroadSoft, Panasonic, and Polycom to build the ideal hosting architecture for communications.

Through its USA Datanet (a Hosted VoIP and carrier services provider), Alteva (the nation’s ninth largest UC provider), and Warwick Valley Telephone (a highly respected traditional telecom provider turned premier regional broadband company) businesses, WVT Communications Group is enabling businesses of any size to communicate more efficiently with hassle-free communications tools. By overlaying a UC division on its stabile, regional broadband company, WVT Communications Group has positioned itself in front of its peer group of companies and created an evolutionary change in its strategy. With this, the company may offer its residential customers a similar suite of UC applications and services for use in a home environment that its business customers can enjoy. Visit www.wvtcg.com or call 855-U-GO-CLOUD for more information.

All trademarks are the properties of their respective owners.

*Frost & Sullivan Analysis, March 2012

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions or strategies regarding the future. WVT Communications Group intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause WVT Communications Group's actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the geographic regions in which WVT Communications Group operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of WVT Communication Group's acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which WVT Communication Group operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, WVT Communications Group disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties and forward-looking statements may be seen in WVT Communications Group's Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Investor contact:

Jordan Darrow

Darrow Associates, Inc.

(631) 367-1866

jdarrow@darrowir.com

PR Contact:

Melissa Lande

Lande PR

212-706-9003

mlande@landepr.com

(tables follow)

WARWICK VALLEY TELEPHONE COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

($ in thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Operating revenues
Unified Communications	$3,621	$2,628	$10,147	$5,269
Telephone	3,429	4,201	10,870	13,549
Total operating revenues	7,050	6,829	21,017	18,818

Operating expenses
Cost of services and products (exclusive of depreciation and amortization expense)	3,428	4,024	10,410	10,215
Selling, general and administrative expenses	6,230	4,883	17,241	12,471
Depreciation and amortization	1,411	1,365	3,986	4,103
Total operating expenses	11,069	10,272	31,637	26,789
Operating loss	(4,019)	(3,443)	(10,620)	(7,971)

Other income (expense)
Interest income (expense), net	(123)	(55)	(292)	4
Income from equity method investment	3,250	1,328	7,771	6,744
Other income (expense), net	(468)	31	(337)	46
Total other income (expense)	2,659	1,304	7,142	6,794
Loss before income taxes	(1,360)	(2,139)	(3,478)	(1,177)

Income taxes benefit	(438)	(450)	(1,094)	(120)
Net loss	(922)	(1,689)	(2,384)	(1,057)

Preferred dividends	6	6	19	19
Loss applicable to common stock	$(928)	$(1,695)	$(2,403)	$(1,076)

Basic loss per share	$(0.16)	$(0.31)	$(0.42)	$(0.20)
Basic loss per puttable common share	$(0.16)	$(0.31)	$(0.42)	$(0.20)

Diluted loss per share	$(0.16)	$(0.31)	$(0.42)	$(0.20)
Diluted loss per puttable common share	$(0.16)	$(0.31)	$(0.42)	$(0.20)

Weighted average shares of common stock used to calculate loss per share
Basic	5,744,020	5,424,927	5,732,231	5,408,603
Diluted	5,744,020	5,424,927	5,732,231	5,408,603
Dividends declared per common share	$0.27	$0.26	$0.81	$0.78

WARWICK VALLEY TELEPHONE COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands except share and per share amounts)

	September 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,559	$4,575
Short term investments	-	259
Accounts receivable - net of allowance for uncollectibles - $744 and $759 in 2012 and 2011, respectively	3,549	2,717
Other accounts receivable	240	174
Materials and supplies	763	832
Prepaid expenses	1,255	731
Prepaid income taxes	2,206	2,715
Deferred Income taxes	405	405
Total current assets	10,977	12,408
Property, plant and equipment, net	25,864	25,425
Intangible assets, net	8,287	8,605
Investments	-	1,979
Goodwill	9,121	9,121
Other assets	416	378
Total assets	$54,665	$57,916
Liabilities and Shareholders' Equity
Current liabilities
Short-term borrowings	$12,095	$5,600
Current maturities of long-term debt	-	1,139
Accounts payable	1,292	1,715
Amounts due in connection with business acquisition	488	2,377
Derivative liability in connection with business acquisition	-	131
Advance billing and payments	389	390
Accrued taxes	684	521
Pension and postretirement benefit obligations	622	622
Other accrued expenses	3,907	3,398
Total current liabilities	19,477	15,893
Amounts due in connection with business acquisition	-	472
Deferred income taxes	1,575	1,358
Pension and postretirement benefit obligations	9,463	9,915
Total liabilities	30,515	27,638
Commitments and contingencies
Puttable common stock, $.01 par value, 25,148 shares issued and outstanding at September 30, 2012 and 272,479 shares issued and outstanding at December 31, 2011	369	4,125
Shareholders' equity
Preferred shares - $100 par value; authorized and issued shares of 5,000; $0.01 par value; authorized and unissued shares of 10,000,000	500	500
Common stock - $0.01 par value; authorized shares of 10,000,000 Issued 6,556,081 and 6,217,839 shares at September 30, 2012 and December 31, 2011, respectively	66	62
Treasury stock - at cost, 788,825 and 735,391 shares of common stock at September 30, 2012 and December 31, 2011, respectively	(7,049)	(6,262)
Additional paid in capital	11,310	6,191
Accumulated other comprehensive loss	(4,590)	(4,979)
Retained earnings	23,544	30,641
Total shareholders' equity	23,781	26,153
Total liabilities and shareholders' equity	$54,665	$57,916